                                                                     EXHIBIT 4.2

                                TRUST AGREEMENT

                                    BETWEEN



                             DOW JONES & COMPANY, INC

                                       AND

                        FIDELITY MANAGEMENT TRUST COMPANY





                   __________________________________________

                     DOW JONES PROFIT SHARING RETIREMENT PLAN

                                      TRUST

                   __________________________________________






                        CONFORMED RESTATEMENT CONTAINING

              AMENDMENT AND RESTATEMENT EFFECTIVE OCTOBER 1, 1991

                                      AND

                  FIRST AMENDMENT THERETO DATED AUGUST 1, 1993

                               TABLE OF CONTENTS
                               -----------------

Section                                                           Page
- -------                                                           ----
1.       Trust..................................................    2

2.       Exclusive Benefit and Reversion of
          Sponsor Contributions.................................    2

3.       Disbursements..........................................    2
         (a)  Directions from the Committee
         (b)  Limitations

4.       Investment of Trust....................................    3
         (a)  Selection of Investment Options
         (b)  Available Investment Options
         (c)  Participant Direction
         (d)  Mutual Funds
         (e)  Notes
         (f)  Guaranteed Investment Contracts
         (g)  Reliance of Trustee on Directions
         (h)  Trustee Powers
         (i)  Indicia of Ownership

5.       Recordkeeping to Be Performed..........................    7
         (a)  General
         (b)  Accounts
         (c)  Inspection and Audit
         (d)  Effect of Plan Amendment
         (e)  Returns, Reports and Information

6.       Compensation and Expenses..............................    9

7.       Responsibilities, Directions, Indemnification and
          Loss..................................................    9
         (a) Responsibilities and Warranties of Trustee
         (b)  Identity of Committee
         (c)  Directions from Committee
         (d)  Co-Fiduciary Liability
         (e)  Indemnification
         (f)  Loss
         (g)  Survival

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

Section                                                           Page
- -------                                                           ----
 8.        Resignation or Removal of Trustee....................   11
           (a)  Resignation
           (b)  Removal

 9.        Successor Trustee....................................   11
           (a)  Appointment
           (b)  Acceptance
           (c)  Corporate Action

10.        Termination..........................................   12

11.        Resignation, Removal, and Termination Notices           12

12.        Duration.............................................   13

13.        Amendment or Modification............................   13

14.        General..............................................   13
           (a)  Performance by Trustee, its Agent or Affiliates
           (b)  Entire Agreement
           (c)  Waiver
           (d)  Successors and Assigns
           (e)  Interpretation Consistent With Law
           (f)  Partial Invalidity
           (g)  Section Headings
           (h)  Gender and Number
           (i)  No Guarantee of Loss

15.        Governing Law and Documents..........................   14
           (a)  Massachusetts Controls
           (b)  Trust Agreement and Plan

16.        Existing Investment Management Agreement
            Superseded..........................................   14

Schedules
- ---------

A.         Recordkeeping Services
B.         Fee Schedule
C.         Investment Options
D.         Committee's Authorization Letter
E.         IRS Determination Letter or Opinion of Counsel
F.         Existing GICs
G.         Telephone Exchange Procedures
H.         Investment Guidelines for GIC Management

TRUST AGREEMENT, effective on the first day of October 1991, between Dow Jones & Company, Inc., a Delaware corporation, having an office at U.S. Highway No. 1 at Ridge Road, South Brunswick, NJ 08852 (the "Sponsor"), and FIDELITY MANAGEMENT
                                            -------
TRUST COMPANY a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").
                                          -------

                                  WITNESSETH:

          WHEREAS, the Sponsor is the sponsor of the Dow Jones Profit Sharing Retirement Plan (the "Plan"); and
                      ----

          WHEREAS, the Sponsor wishes to appoint the Trustee as successor trustee under the Plan, effective October l, 1991; and

          WHEREAS, the Sponsor wishes to amend and restate the trust agreement for the trust holding plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

          WHEREAS, the Plan Committee (the "Committee") is a named fiduciary of
                                            ---------
the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) for the purposes set forth in the
                                   -----
Plan and is the administrator of the Plan (within the meaning of section 3(l6)(A) of ERISA); and

          WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Committee; and

          WHEREAS, the Committee wishes to have the Trustee perform certain recordkeeping functions under the Plan; and

          WHEREAS, the Trustee is willing to perform recordkeeping services for the Plan which are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Committee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:


Section l.  Trust.  The Sponsor hereby amends and restates the Dow Jones Profit
            -----
Sharing Retirement Plan Trust (the "Trust"), and appoints the Trustee.  The
                                    -----
Trust shall consist of a contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.


Section 2.  Exclusive Benefit and Reversion of Sponsor Contributions.  Except as
            --------------------------------------------------------
provided by the Plan, consistent with applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.


Section 3.  Disbursements.
            -------------

          (a) Directions from the Committee.  The Trustee shall make
              -----------------------------
disbursements in the amounts and in the manner that the Committee directs from time to time in writing. Checks shall be issued by the Trustee no later than ten (l0) business days following receipt of the request and mailed along with the written explanation required by Section 402(f) of the Internal Revenue Code, as provided by the Sponsor, pursuant to the Plan. The Trustee shall perform all applicable tax and withholding reporting to the Internal Revenue Service, any applicable state taxing authority (as directed by the Committee), and the Participant with respect to each distribution. Except as otherwise required in this Agreement, the Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise. The Trustee shall have no responsibility to see to the application of any disbursement.

          (b) Limitations.  The Trustee shall not be required to make any
              -----------
disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Committee has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.


Section 4.  Investment of Trust.
            -------------------

          (a) Selection of Investment Options.  The Trustee shall have no
              -------------------------------
responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

          (b) Available Investment Options.  The Committee agrees that it will
              ----------------------------
direct the Trustee as to what investment options Plan participants may invest in, subject to the following limitations. The Committee agrees that it may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"), (ii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iv) guaranteed
                                            -------------
investment contracts chosen by the Trustee, including guaranteed investment contracts originally chosen by the Trustee as investment manager under an investment agreement (the "Existing Investment Management Agreement") with the Committee dated June 19, 1991 (collectively, "Trustee Selected GICs"), (v) guaranteed investment contracts heretofore entered into by the Committee and specifically identified on Schedule "F" attached hereto ("Existing GICs") and
                                                          -------------
managed by the Trustee from and after June 19, 1991 as investment manager under the Existing Investment Management Agreement until the effective date of this Agreement, and (vi) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in Existing GICs or Trustee Selected GICs or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Committee are identified on Schedules "A" and "C" attached hereto. The Committee may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

          (c) Participant Direction.  Each Plan participant shall direct the
              ---------------------
Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". Any directions made by a participant using the telephone exchange system shall be treated as a direction made in writing by the Committee for purposes of Section 7(c) hereafter. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

          (d) Mutual Funds.  The Committee hereby acknowledges that it has
              ------------
received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Committee as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales.  Purchases and sales of Mutual
              --------------------------------
Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Committee in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

          (ii) Voting.  At the time of mailing of notice of each annual or
               ------
special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). With respect to all rights, including the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Committee. Except as provided in this paragraph (ii), the Trustee shall have no duty to solicit directions from participants.

          (e) Notes.  The Committee shall act as the Trustee's agent for the
              -----
purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Committee and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel and surrender the notes and other loan documentation when a loan has been paid in full.

          (f) Guaranteed Investment Contracts.  Trust investments in guaranteed
              -------------------------------
investment contracts ("GICs") shall be subject to the following limitations:

          (i) Individually-Managed Investments.  To the extent that the
              --------------------------------
Committee selects GIC's (including Existing GICs and/or Trustee Selected GICs) as an investment option, the Committee hereby directs the Trustee to choose Trustee Selected GICs after the effective date of this Agreement in accordance with the Investment Guidelines for GIC Management attached hereto as Schedule "H".

          (ii) Liquidity Reserve.  In order to provide the necessary monies for
               -----------------
exchanges or redemptions from the GIC investment option, if any, under the Plan, the Committee agrees that the Plan shall maintain a liquidity reserve allocated to the Plan GIC investment option in a commingled money market fund ("Fidelity Employee Benefit U.S. Government Reserves Portfolio") maintained by the Trustee. The Committee hereby (i) agrees to the Plan's participation in the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), a group trust maintained by the Trustee for qualified plans, for purposes of liquidity under the Plan's GIC investment option and (ii) acknowledges that it has received from the Trustee a copy of the terms of the group Trust and the terms of the Declaration of Separate Fund for the Fidelity Employee Benefit U.S. Government Reserves Portfolio of the Group Trust.

(g)  Reliance of Trustee on Directions.
     ---------------------------------

          (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise, properly executed by Fidelity, or non-exercise of rights under this Section 4 over the assets in the participant's accounts, unless the actions to be taken under the participant's direction were prohibited by the fiduciary duty rules of Title I, Part 4 of ERISA or were contrary to the terms of the Plan or this Agreement.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Committee's exercise or non-exercise of rights under this Section 4, unless the actions to be taken under the Committee's directions were prohibited by the fiduciary duty rules of Title l, Part 4 of ERISA or were contrary to the terms of the Plan or this Agreement.

          (h) Trustee Powers.  The Trustee shall have the following powers and
              --------------
authority:

          (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Committee may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings on behalf of the Trust; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement on behalf of the Trust and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

          (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

          (i) Indicia of Ownership.  The Trustee shall not permit the indicia of
              --------------------
ownership of any assets of the Trust to be maintained at a location outside the jurisdiction of the district courts of the United States, except as my be permitted by the Secretary of Labor.


Section 5.  Recordkeeping to Be Performed.
            -----------------------------

          (a) General.  The Trustee shall perform those recordkeeping functions
              -------
described in Schedule "A" attached hereto. These recordkeeping functions shall be performed within the framework of the Committee's written directions regarding the Plan's provisions, guidelines and interpretations.

          (b) Accounts.  The Trustee shall keep accurate accounts of all
              --------
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section

10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Committee a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of twelve (12) months from the date of filing such account with the Committee, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such twelve (12) month period file with the Trustee written objections. The Trustee shall value all assets held in the Trust at their fair market values at the close of business on the date of valuation or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. For purposes of compliance with requirements of ERISA and the Internal Revenue Code of 1986, as amended, annual reconciliations of the Trust Fund by the Trustee shall be performed on an accrual basis.

          (c) Inspection and Audit.  All records generated by the Trustee in
              --------------------
accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Committee or any person designated by the Committee. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Committee, at no expense to the Sponsor, in the format regularly provided to the Committee, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Committee or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

          (d) Effect of Plan Amendment.  The Trustee's provision of the
              ------------------------
recordkeeping services set forth in this Section 5 shall be conditioned on the Committee providing the Trustee on a timely basis with all the information the Committee deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request.

          (e) Returns, Reports and Information.  Except as otherwise provided in
              --------------------------------
this Agreement, the Committee shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Committee with such information as the Committee may reasonably request to make these filings. Except as otherwise provided in this Agreement, the Committee shall also be responsible for making any disclosures to participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to participant loans.


Section 6.  Compensation and Expenses.  Within thirty (30) days of receipt of
            -------------------------
the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Committee either shall approve payment thereof from the Trust Fund, in writing, or shall disapprove payment and notify the Trustee of the reasons therefor, in writing. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.


Section 7.  Responsibilities, Directions, Indemnification and Loss.
            ------------------------------------------------------

          (a) Responsibilities and Warranties of Trustee.  The Trustee
              ------------------------------------------
acknowledges that it is a fiduciary with respect to the Plan within the meaning of Section 3(21) of ERISA and represents and warrants that at all times during the term of this Agreement:

          (i) The Trustee's functions performed hereunder will conform to the requirements set forth in the Plan, as communicated to the Trustee, and this Agreement, as they may be amended from time to time.

          (ii) In performing its functions under the Plan, the Trustee will (A) act solely in the interest of participants and beneficiaries and for the exclusive purposes of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan; and (B) act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

          (iii) The Trustee will maintain its systems so that its functions hereunder are furnished in a manner which complies with all laws and regulations in effect from time to time during the term of this Agreement.

          (iv) The Trustee shall be responsible for and make a good faith effort to correct processing errors, within a reasonable time, which result from malfunction of its systems, errors by its staff, or errors otherwise caused by the negligent acts of its officers, employees and agents. The Trustee will correct processing errors resulting from errors in the information furnished to it by the Committee or the Sponsor which are discovered by the Trustee or brought to its attention by the Committee or the Sponsor.

          (b) Identity of Committee.  The Trustee shall be fully protected in
              ---------------------
relying on the fact that the Committee under the Plan is the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

          (c) Directions from Committee.  Whenever the Committee provides a
              -------------------------
direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the proper execution of the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Committee in the form attached hereto as Schedule "D" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Title 1, Part 4 of ERISA or would be contrary to the terms of the Plan or this Agreement.

          (d) Co-Fiduciary Liability.  In any other case, the Trustee shall not
              ----------------------
be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

          (e) Indemnification.  The Sponsor shall indemnify the Trustee against,
              ---------------
and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee as described in Section 4(g) and Sections 7(c) and (d), excepting only any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee arising solely from the Trustee's negligence or bad faith.

          (f) Loss.  If any action or inaction of the Trustee from which the
              ----
Trustee is not relieved from liability under this Agreement shall result in a loss to the account of a participant or beneficiary under the Plan, the Trustee shall reimburse the account for the amount of the loss, which shall be the difference, at the time of reimbursement, between the actual value of the account and the value the account would have had if such action or inaction had not occurred.

          (g) Survival.  The provisions of this Section 7 shall survive the
              --------
termination of this Agreement.


Section 8.  Resignation or Removal of Trustee.
            ---------------------------------

          (a) Resignation.  The Trustee may resign at any time upon sixty (60)
              -----------
days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

          (b) Removal.  The Sponsor may remove the Trustee at any time upon
              -------
sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.


Section 9.  Successor Trustee.
            -----------------

          (a) Appointment.  If the office of Trustee becomes vacant for any
              -----------
reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

          (b) Acceptance.  When the successor trustee accepts its appointment
              ----------
under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Committee or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

          (c) Corporate Action.  Any successor of the Trustee or successor
              ----------------
trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.


Section 10.  Termination.  This Agreement may be terminated at any time by the
             -----------
Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Committee shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Committee has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.


Section 11.  Resignation, Removal, and Termination Notices.  All notices of
             ---------------------------------------------
resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Leonard Doherty, Dow Jones Company, Inc., U.S. Highway No. 1 at Ridge Road, South Brunswick, NJ 08852, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.  Duration.  This Trust shall continue in effect without limit as to
             --------
time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.


Section 13.  Amendment or Modification.  This Agreement may be amended or
             -------------------------
modified at any time and from time to time only by an instrument executed by both the Trustee and, subject to the provisions of Section 15.1 of the Plan, either the Sponsor or the Committee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" with the Sponsor's consent, which consent shall not be unreasonably withheld.


Section 14.  General.
             -------

          (a) Performance By Trustee, its Agent or Affiliates.  The Sponsor
              -----------------------------------------------
acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates including Fidelity Investments Institutional Operations Company or its successor.

          (b) Entire Agreement.  This Agreement contains all of the terms agreed
              ----------------
upon between the parties with respect to the subject matter hereof.

          (c) Waiver.  No waiver by either party of any failure or refusal to
              ------
comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

          (d) Successors and Assigns.  The stipulations in this Agreement shall
              ----------------------
inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

          (e) Interpretation Consistent with Law.  This Agreement shall be
              ----------------------------------
interpreted and construed, whenever possible, to comply with the requirements of ERISA, the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

          (f) Partial Invalidity.  If any term or provision of this Agreement or
              ------------------
the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (g) Section Headings.  The headings of the various sections and
              ----------------
subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

          (h) Gender and Number.  For all terms used in this Agreement, the
              -----------------
masculine gender shall include the feminine and the feminine gender shall include the masculine and the singular shall include the plural and the plural shall include the singular, unless the context clearly indicates otherwise.

          (i) No Guarantee of Loss.  Neither the Sponsor, the Committee nor the
              --------------------
Trustee guarantees the assets of the Trust from loss or depreciation.


Section 15.  Governing Law and Documents.
             ---------------------------

          (a) Massachusetts Law Controls.  This Agreement is being made in the
              --------------------------
Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

          (b) Trust Agreement and Plan.  The Trustee is not a party to the Plan,
              ------------------------
and no changes may be made to the Plan that alter or increase the responsibility of the Trustee under this Agreement without the Trustee's written consent.


Section 16.  Existing Investment Management Agreement Superseded.  This
             ---------------------------------------------------
Agreement supersedes the Existing Investment Management Agreement, which, pursuant to the provisions of Section 10 thereof, is hereby terminated as of the effective date of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                  DOW JONES & COMPANY, INC.



Attest: /s/ Thomas J. Sullivan    By  /s/ Leonard E. Doherty
        ------------------------     -----------------------------------
        Ass't Treasurer              Treasurer


                                  FIDELITY MANAGEMENT TRUST
                                  COMPANY



Attest: /s/ Douglas O. Kant       By /s/ Clare S. Richer
        ------------------------     -----------------------------------
        Assistant Clerk              Senior Vice President


                                  PLAN COMMITTEE OF THE DOW
                                  JONES PROFIT SHARING
                                  RETIREMENT PLAN


Attest: /s/ Lillian Dent          By /s/ Leonard E. Doherty
        ------------------------     -----------------------------------
        Member of Plan Committee     Chairman

                                  SCHEDULE "A"


                            ADMINISTRATIVE SERVICES
                            -----------------------

ADMINISTRATION
- --------------

* Establishment and maintenance of participant account and election percentages.

*  Maintenance of eight plan investment options:

   -  Fidelity U.S. Equity Index Portfolio

   -  Fidelity Balanced Fund

   -  Fidelity Growth Company Fund

   -  Fidelity Magellan Fund

   -  Fidelity Overseas Fund

   -  Fidelity Money Market Trust:  Retirement Money Market Portfolio

   -  Fidelity Intermediate Bond Fund

   -  GIC ("Fixed Income Fund")

*  Maintenance of six money classifications:

   -  Company Contribution Account

   -  After-tax Contribution Account

   -  Rollover

   -  401(k)

   -  QNEC

   -  Money Purchase

*  Processing of mutual fund trades.

   The Trustee will provide only the recordkeeping services set forth on this Schedule "A" and no others.

PROCESSING
- ----------

*  Monthly processing of contribution data.
*  Daily processing of exchanges and changes of future allocations.
*  Weekly processing of withdrawals.

OTHER
- -----

*  Monthly trial balance
*  Quarterly administrative reports
*  Quarterly participant statements
*  1099-Rs
*  Participant Loans
* Performance of section 401(m) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.
* Employee communications describing available investment options, including multimedia informational materials and group presentations.


DOW JONES PLAN COMMITTEE                   FIDELITY MANAGEMENT TRUST COMPANY

By  /s/ Leonard E. Doherty     9/23/91     By  /s/ Clare S. Richer   9/24/91
    ----------------------------------         -----------------------------
                                  Date         Senior Vice President    Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE
                                  ------------


*  Annual Participant Fee                $8.00 per participant, * billed and
                                         payable quarterly in arrears.

*  Loan Fees                             Establishment fee of $10.00 per loan
                                         account; annual fee of $15.00 per loan
                                         account, billed and payable quarterly
                                         in arrears.

* Other Fees: Separate charges for optional use of remote access or extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity

*  This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
   thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting.

TRUSTEE FEES
- ------------

* To the extent that assets are invested in Mutual Funds, $5,000 per year payable pro rata quarterly in arrears.

* To the extent that assets are invested in Existing GICs or GICs chosen by the Trustee, 0.10% per year of such assets in the Trust to the extent that such assets are less than $200 million and 0.05% to the extent such assets are equal to or greater than $200 million; these fees are payable pro rata quarterly in arrears on the basis of such assets as of the calendar quarter's last valuation date.

* If this Agreement is terminated during any calendar quarter, the Trustee Fees due to the Trustee for such quarter shall be prorated to the date of termination.


DOW JONES PLAN COMMITTEE                   FIDELITY MANAGEMENT TRUST COMPANY

By  /s/ Leonard E. Doherty     9/23/91     By  /s/ Clare S. Richer   9/24/91
    ----------------------------------         -----------------------------
                                  Date         Senior Vice President    Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS
                               ------------------



          In accordance with Section 4(b), the Committee hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

     -  Fidelity U.S. Equity Index Portfolio

     -  Fidelity Balanced Fund

     -  Fidelity Growth Company Fund

     -  Fidelity Magellan Fund

     -  Fidelity Overseas Fund

     -  Fidelity Money Market Trust:  Retirement Money Market Portfolio

     -  Fidelity Intermediate Bond Fund

     -  GIC ("Fixed Income Fund")

          The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.


DOW JONES PLAN COMMITTEE

By  /s/ Leonard E. Doherty  9/23/91
   --------------------------------
                               Date

                                  SCHEDULE "D"

                    DOW JONES PROFIT SHARING RETIREMENT PLAN

                   P.O. Box 300 - Princeton, N.J.  08543-0300

                               September 23, 1991

Ms. Jacqueline W. McCarthy
Assistant Vice President of
     Trustee Services
Fidelity Investments Institutional
     Operations Company
82 Devonshire Street, ZR9
Boston, Massachusetts  02109

          Dow Jones Profit Sharing Retirement Plan
          ----------------------------------------

Dear Ms. McCarthy:

          This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of October 1, 1991 between Dow Jones & Company, Inc., Fidelity Management Trust Company, and the Plan Committee of the Dow Jones Profit Sharing Retirement Plan. I hereby designate Leonard E. Doherty, John E. Maiorana, and Thomas J. Sullivan, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

          You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of a designated individual.

                              Very truly yours,


                              By  /s/ Leonard E. Doherty
                                 --------------------------
                                  Leonard E. Doherty
                                  Chairman

/s/ Leonard E. Doherty
- ---------------------------------------
Leonard E. Doherty


/s/ John E. Maiorana
- -----------------------------------------
John E. Maiorana


/s/ Thomas J. Sullivan
- ----------------------------------------
Thomas J. Sullivan

                                  SCHEDULE "E"

                             [LAW FIRM LETTERHEAD]



Ms. Jacqueline White McCarthy
Fidelity Institutional Retirement
 Services Company
82 Devonshire Street - ZR9
Boston, MA  02109

          Re:  Dow Jones Profit-Sharing Retirement Plan
               ----------------------------------------

Dear Ms. McCarthy:

          In accordance with your request, this letter addresses the qualified status under section 401(a) of the Internal Revenue Code of 1986, as amended, (including amendments made by the Employee Retirement Income Security Act of
1974) (the "Code") of the Dow Jones Profit-Sharing Retirement Plan, as amended to the date of this letter (the "Plan").

          It is our understanding that: the most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the Brooklyn, NY District Director of the Internal Revenue Service and was dated April 2, 1986 (copy enclosed); the version of the Plan submitted by Dow Jones & Company, Inc. (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made thereafter; and the Company and/or the Plan Committee of the Plan intend to amend the Plan further to reflect the coverage of additional employees as of January 1, 1991, to reflect, to the extent needed, the change of Trustee and recordkeeper as of October 1, 1991, and to make other technical or conforming changes.

          The Company has informed us that it will, during the remedial amendment period applicable to requirements of the Tax Reform Act of 1986, submit the Plan to the appropriate District Director of the Internal Revenue Service and request from the District Director a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company also has informed us that it will, during the said remedial amendment period, as the same may be extended, make whatever amendments, if any, as shall be required by the District Director in order to obtain said favorable determination letter. We have been asked by the Company and the Committee to assist them in the preparation of these amendments to the Plan and with its submission to the District Director for said determination letter.

                              Sincerely,

                              (signature)
                              (name of partner)

                                  SCHEDULE "F"

                                 EXISTING GICS
                                 -------------

In accordance with Section 4(b), the following are the Existing GICs:

     -       Contract Issuer:               Aetna
             Contract Number:               5685
             Contract Rate:                 11.58%

     -       Contract Issuer:               Aetna
             Contract Number:               5685
             Contract Rate:                 11.40%

     -       Contract Issuer:               Aetna
             Contract Number:               6227
             Contract Rate:                 9.41%

     -       Contract Issuer:               Aetna
             Contract Number:               6227
             Contract Rate:                 9.19%

     -       Contract Issuer:               CNA
             Contract Number:               11876
             Contract Rate:                 9.57%

     -       Contract Issuer:               CNA
             Contract Number:               12194
             Contract Rate:                 8.61%

     -       Contract Issuer:               CNA
             Contract Number:               12194-B
             Contract Rate:                 8.65%

     -       Contract Issuer:               CT Mutual
             Contract Number:               70163B
             Contract Rate:                 8.65%

     -       Contract Issuer:               CT Mutual
             Contract Number:               70163C
             Contract Rate:                 8.10%

     -       Contract Issuer:               John Hancock
             Contract Number:               5146 - 10,001
             Contract Rate:                 8.75%

     -       Contract Issuer:               John Hancock
             Contract Number:               5146 - 10,000
             Contract Rate:                 9.87%

     -       Contract Issuer:               John Hancock
             Contract Number:               5146 - 10,002
             Contract Rate:                 8.38%

     -       Contract Issuer:               Mass Mutual
             Contract Number:               10016
             Contract Rate:                 8.81%

     -       Contract Issuer:               Metropolitan Life
             Contract Number:               10521-1
             Contract Rate:                 9.47%

     -       Contract Issuer:               Metropolitan Life
             Contract Number:               9903-1
             Contract Rate:                 9.00%

     -       Contract Issuer:               Metropolitan Life
             Contract Number:               9717-5
             Contract Rate:                 8.65%

     -       Contract Issuer:               Metropolitan Life
             Contract Number:               11388-1
             Contract Rate:                 8.45%

     -       Contract Issuer:               Metropolitan Life
             Contract Number:               11522-4
             Contract Rate:                 9.18%

     -       Contract Issuer:               Mutual of New York
             Contract Number:               70885
             Contract Rate:                 8.64%

     -       Contract Issuer:               New York Life
             Contract Number:               05773
             Contract Rate:                 9.35%

     -       Contract Issuer:               Prudential
             Contract Number:               5087-212
             Contract Rate:                 9.20%

     -       Contract Issuer:               Prudential
             Contract Number:               5087-213
             Contract Rate:                 9.375%

     -       Contract Issuer:               Prudential
             Contract Number:               5087-214
             Contract Rate:                 8.72%

     -       Contract Issuer:               Prudential
             Contract Number:               5087-215
             Contract Rate:                 9.00%




DOW JONES PLAN COMMITTEE

By  /s/ Leonard E. Doherty  9/23/91
   --------------------------------
                               Date

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE PROCEDURES
                         -----------------------------

          The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                  MUTUAL FUNDS
                                  ------------

          EXCHANGES BETWEEN MUTUAL FUNDS
          ------------------------------

     Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.

                                      GIC
                                      ---

          EXCHANGES BETWEEN MUTUAL FUNDS AND FIXED INCOME FUND
          ----------------------------------------------------

     Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

     EXCHANGE RESTRICTIONS
     ---------------------

     Participants will not be permitted to make direct transfers from the GIC Fund into a competing fund. Participants who wish to exchange from the GIC Fund into a competing fund, must first exchange into a non-competing fund for a period of 90 days. This transfer restriction shall not apply with respect to the Sponsor contributions posted annually to participants' accounts, during the thirty (30) day period immediately following such posting.


     DOW JONES PLAN COMMITTEE

     By  /s/ Leonard E. Doherty  7/16/93
        --------------------------------
          Chairman                  Date

                                  SCHEDULE "H"



                              INVESTMENT GUIDELINES
                              ---------------------

                                FOR GIC MANAGEMENT
                                ------------------

OBJECTIVE
- ---------

The investment objective for the portion of the Plan to be invested in GIC's (the "Account") is to provide a relatively high fixed income yield with little market-related risk. Of primary importance is the preservation of both invested principal and earned interest. Secondary to the preservation of capital is the need to generate over time a composite yield in excess of short term yields available in the marketplace.

INVESTMENT LIMITATIONS
- ----------------------

Except as otherwise indicated below, the Account will be invested in various types of GIC's. GIC's are investment contracts issued by insurance companies, banks and other institutions that guarantee the payback at maturity of principal at full book value. The four different classes of GIC's are:

     1. Standard GIC's: invested principal and earned interest guaranteed for the full term of investment.

     2. Indexed GIC's: returns adjusted periodically according to a published index.

     3. Participating GIC's: returns adjusted periodically to reflect the performance of an underlying portfolio of assets.

     4. Synthetic GICs: contracts which simulate the structure of conventional GICs, but do so through the purchase of debt obligations, issued by entities other than insurance companies or banks, such as mortgage-backed and asset-backed obligations, corporate bonds, etc., and which may include a third party form of credit enhancement.

Short-term investments will also be made in the money market portfolios of the Fidelity Group Trust for Employee Benefit Plans to assure sufficient liquidity in the Account.

CREDIT LIMITATIONS
- ------------------

Investments for the Account are to be limited to those issuers the creditworthiness of which has been approved by FMTC. Such approval will be given only to those issuers which have substantial asset basis and adequate surplus assets to assure financial strength under adverse conditions.

INVESTMENT STRATEGY
- -------------------

The Account will seek to diversify holdings among issuers to avoid concentrations of risk. The Account will also seek to diversify among the asset classes previously discussed. In structuring the portfolio, the Account seeks to strike an optimal balance between portfolio return sensitivity and high yield. The emphasis will be placed on prudent asset selection as opposed to market timing. Efforts will be directed at exploiting market inefficiency among issuers, asset classes, and maturities.

CONTRACTUAL OBLIGATIONS
- -----------------------

The terms of each contract are based upon the information in the bidding specifications issued to potential bidders. Often detailed information about expected deposits and withdrawals is necessary to get the best rate from the issuing carrier.

If the Plan fails to fulfill its contractual obligations, there are potentially serious consequences for Plan participants.

Normally, a contract issued by a selected carrier will obligate the Plan to make the designated lump sum and/or window period deposits with the carrier within a specified period of time.

GIC interest and principal guarantees are based in part on the carrier's assumption that the Plan will make the deposits as promised. The relative attractiveness of the insurer's rate guarantees, however, may change during the funding period. Should interest rates rise during the funding period, for example, a plan might consider seeking a new higher rate contract for the previously promised deposits during the remainder of the original window contract period.

The failure of a plan to satisfy its contractual funding obligations will generally result in the imposition of monetary damages which may be substantial in some cases. The carrier may reduce the rate of interest credited under the contract or assess a penalty against the amount actually deposited with the carrier. In extreme cases, the carrier may seek reimbursement from the Plan for any financial loss incurred by the issuer due to the funding deficiency.

Assuming a GIC has been funded, it continues to be an ongoing contractual commitment by both the Plan and the carrier. Changing Plan rules in a manner which changes significantly "benefit-responsive" withdrawals from a GIC may result in a lowering of the contract interest rate or the assessment of a monetary penalty. Alternatively, a request by the Plan contract holder (Trustee) to withdraw funds prior to the contract maturity date may result in the assessment of a market value adjustment on the amount withdrawn.

Obviously, situations actually leading to the assessment of contractual penalties are atypical. Due to the potential financial consequences to plan participants in these types of situations, however, funding and withdrawal decisions regarding GICs (BICs) should be carefully weighed by the Committee and Trustee alike.




DOW JONES PLAN COMMITTEE                   FIDELITY MANAGEMENT TRUST COMPANY

By  /s/ Leonard E. Doherty     9/23/91     By  /s/ Clare S. Richer   9/24/91
    ----------------------------------         -----------------------------
                                  Date         Senior Vice President    Date

                      SECOND AMENDMENT TO TRUST AGREEMENT
                 BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                           DOW JONES & COMPANY, INC.

          THIS SECOND AMENDMENT, dated as of the 1st day of July, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Dow Jones & Company, Inc. ("the Sponsor");

                                  WITNESSETH:

          WHEREAS, the Trustee and the Sponsor heretofore entered into an amended and restated trust agreement effective as of October 1, 1991, known as the Dow Jones Profit Sharing Retirement Plan Trust, with regard to the Dow Jones Profit Sharing Retirement Plan (the "Plan"); and

          WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

          NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

          (1) Amending Section 4 by inserting a new subsection, Section 4(j), to read as follows:

               (j) Sponsor Stock.  Trust investments in Sponsor Stock shall be
                   -------------
               made via the Dow Jones & Company, Inc. Common Stock Fund. In order to provide the necessary monies for exchanges or redemptions from the Dow Jones & Company, Inc. Common Stock Fund, the Sponsor agrees that the Plan shall maintain a liquidity reserve allocated to such investment option in the Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Named Fiduciary and Trustee. A cash target range shall be determined in conjunction with the Named Fiduciary for the cash portion of the Dow Jones & Company, Inc. Common Stock Fund. The Trustee is responsible for ensuring that the actual cash held in the Dow Jones & Company, Inc. Common Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Dow Jones & Company, Inc. Common Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Dow Jones & Company, Inc. Common Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A New Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Dow Jones & Company, Inc. Common Stock Fund. The return earned by the Dow Jones & Company, Inc. Common Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Dow Jones & Company, Inc. Common Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Dow Jones & Company, Inc. Common Stock Fund. Dividends received by the Dow Jones & Company, Inc. Common Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                              (i)  Acquisition Limit.  Subject to the provisions
                                   -----------------
                    of the Plan, the Trust shall be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement, subject to the liquidity reserve requirements of this Section 4(j), and subject to any overriding investment directions by the Named Fiduciary, as it deems appropriate, to limit investment in Sponsor Stock to assure that legal requirements will be met.

                    (ii)  Fiduciary Duty.  The Named Fiduciary shall continually
                          --------------
               monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of offering Sponsor Stock as an option for participant-directed investments under the Plan. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement. To the extent provided by Section 404(c) of ERISA, neither the Trustee nor any other fiduciary shall be liable for any loss, or by reason of any breach, which results from a participant's exercise of control over the assets in his accounts.

                    (iii)  Execution of Purchases and Sales.  (A) Purchases and
                           --------------------------------
               sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Named Fiduciary in good order all information and documentation necessary to accurately effect such purchases and sales in accordance with participant directions (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                    (1) If the Trustee is unable to determine the number of
               shares required to be purchased or sold on such day; or

                    (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                    (3) If the Trustee is prohibited by the Securities and
               Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

               In the event of the occurrence of the circumstances described in
               (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                    (B)  Use of an Affiliated Broker.  The Named Fiduciary
                         ---------------------------
               hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                    (1) As consideration for such brokerage services, the Named Fiduciary agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                    (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Named Fiduciary with the following documents:
               (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Named Fiduciary may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Named Fiduciary with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

                    (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transaction, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                    (4) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                    (iv)  Securities Law Reports.  The Sponsor shall be
                          ----------------------
               responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

                    (v)  Voting and Tender Offers.  The provisions of this
                         ------------------------
               Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                    (A)  Voting.
                         ------

                         (1) When the issuer of the Sponsor Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Sponsor shall cause a copy of all materials to be sent simultaneously to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant having an account with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Dow Jones & Company, Inc. Common Stock Fund as of the record date. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                    (2) Each participant having an account with an interest in the Dow Jones & Company, Inc. Common Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting the proportional interest of such participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These individual directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the proportional interest of the participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund as directed by the participant. The Trustee shall not vote shares of Sponsor Stock reflecting a proportional interest of a participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund for which it has received no direction from the participant.

                    (B)  Tender Offers.
                         -------------

                         (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Plan participant having an account with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting the proportional interest of such participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                         (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting the proportional interest of such participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock reflecting a proportional interest of a participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund for which it has received no direction from the participant.

                         (3) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the proportional interest of the participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the proportional interest in the participant's accounts, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                         (4) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the proportional interest of the participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant's account from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions from the participant or the Named Fiduciary, in a manner consistent with the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

                         (vi) Shares Credited.  For all purposes of this
                              ---------------
               Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

                         (vii)  General.  With respect to all rights other than
                                -------
               the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to the proportional interest of the participant's accounts in the Dow Jones & Company, Inc. Common Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.

               (viii)  Conversion.  All provisions in this Section 4(j) shall
                       ----------
               also apply to any securities received as a result of a conversion of Sponsor Stock.

          (2) Amending Schedules "A" and "C" to reflect the addition of the following investment option:

               Dow Jones & Company, Inc. Common Stock Fund

          (3) Amending Schedule "B" to reflect the Sponsor Stock fee, as follows:

               To the extent that assets are invested in Sponsor Stock, .10%, per annum, of such assets in the Trust, payable pro rata quarterly in arrears on the basis of such assets as of the calendar quarter's last valuation date, but no more than $50,000 per year.

          (4) Amending Schedule "E" by adding an attachment, Schedule "E-1", as attached.

          (5) Amending and restating Schedule "G", Telephone Exchange Procedures, as attached.

          IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


DOW JONES & COMPANY, INC.              FIDELITY MANAGEMENT TRUST COMPANY

By  /s/ Leonard E. Doherty    7/13/94  By /s/ John P. O'Reilly, Jr.      7/21/94
   ----------------------------------    ---------------------------------------
   Treasurer                     Date    Senior Vice President              Date


Agreed to by the
PLAN COMMITTEE

By /s/ Leonard E. Doherty    7/13/94
  ----------------------------------
  Chairman                      Date

                                 SCHEDULE "E-1"
                             [LAW FIRM LETTERHEAD]



Jacqueline W. McCarthy
Fidelity Institutional Retirement
 Services Company
82 Devonshire Street - A8B
Boston, MA  02109

                                         [NAME OF PLAN]
                                         ------------

Dear Ms. McCarthy:










                                         Sincerely,
                                         [name of law firm]
                                         By (signature)
                                           -------------------
                                         (name of partner)

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE PROCEDURES

          The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                  MUTUAL FUNDS
                                  ------------

EXCHANGES BETWEEN MUTUAL FUNDS
- ------------------------------
Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

                                      GIC
                                      ---

EXCHANGES BETWEEN MUTUAL FUNDS AND FIXED INCOME FUND
- ----------------------------------------------------
Participants may call on any business day to exchange between mutual funds and the Fixed Income Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGE RESTRICTIONS
- ---------------------
Participants will not be permitted to make direct transfers from the GIC Fund into a competing fund. Participants who wish to exchange from the GIC Fund into a competing fund, must first exchange into a non-competing fund for a period of 90 days. This transfer restriction shall not apply with respect to the Sponsor contributions posted annually to participants' accounts, during the thirty (30) day period immediately following such posting.

                  DOW JONES & COMPANY, INC. COMMON STOCK FUND
                  -------------------------------------------

EXCHANGES BETWEEN MUTUAL FUNDS, THE FIXED INCOME FUND AND DOW JONES &
- ----------------------------------------------------------------------
COMPANY, INC. COMMON STOCK FUND
- -------------------------------
Participants may call on any business day to exchange between the mutual funds, the Fixed Income Fund and the Dow Jones & Company, Inc. Common Stock Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGE RESTRICTIONS
- ---------------------
It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Sponsor Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of Sponsor Stock to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.


PLAN COMMITTEE                         FIDELITY MANAGEMENT TRUST COMPANY

By  /s/ Leonard E. Doherty    7/13/94  By /s/ John P. O'Reilly, Jr.      7/21/94
   ----------------------------------    ---------------------------------------
   Chairman                      Date    Senior Vice President              Date